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Exhibit Four

SHANGHAI SIQIANG BIOTECHNOLOGY CO., LTD. – CHARTER DOCUMENTS

企业法人营业执照

证照编号07000003200708210038

（副 本）

注册号 310107000513385

名 称 上海斯强生物技术有限公司

住 所 上海市普陀区中山北路1715号1001室

法定代表人姓名 [illegible]

注 册 资 本 人民币伍拾万元

实 收 资 本 人民币伍拾万元

公 司 类 型 一人有限责任公司（法人独资）

经 营 范 围 生物专业（除专项）技术开发、技术咨询、技术转让、技术服务，饲料添加剂、宠物用品、动物饲养技术，动物疾病诊断监测技术及设备、日用化学品（除危险品）的技术开发（以上均除兽药），饲料添加剂、宠物用品、动物疾病诊断监测设备、日用化学品（除危险品）的生产（限分支）销售（以上均除兽药）。（涉及行政许可的，凭许可证经营）。

成 立 日 期 二00七年八月二十一日

营 业 期 限 二00七年八月二十一日 至 二0二七年八月二十日

执照有效期：2007年08月21日 至 2017年08月20日

须 知

3. 《企业法人营业执照》正本应当置于住所的醒目位置。

4. 《企业法人营业执照》不得伪造、涂改、出租、出借、转让。

5. 登记事项发生变化，应当向公司登记机关申请变更登记，换领《企业法人营业执照》。

6. 每年三月一日至六月三十日，应当参加年度检验。

年度检验情况

上海市工商行政管理局普陀分局

二00七 年 八 月二十一日

Unofficial English Translation

ENTERPRISE CORPORATION BUSINESS LICENSE
(DUPLICATION)

No. of Business License: 07000003200708210038

Registration Number 310107000513386

Name: Shanghai Siqiang Biotechnology Co., Ltd.

Address: Suite 1001, No.1715, Northern Zhong Shan Road, Putuo District, Shanghai, China

Name of Legal Representative: SHEN Lun

Registered Capital: RMB 500,000

Paid-up Capital: RMB 500,000

Type of Enterprise: Sole Shareholder Limited Liability Company (wholly owned by corporation)

Business Scope: Development of biological technologies (special project exclusive), technical consultation, technical transfer; development of the technologies of the feed additives, pets goods, animal raising technologies, animal disease diagnosis and detector technologies and facilities, daily chemical substance (hazardous substance exclusive) (veterinary medicine exclusive); production and sale of the feed additives, pets goods, animal raising technologies, animal disease diagnosis and detector technologies and facilities, daily chemical substance (veterinary medicine exclusive) (if any license needed, the business relied upon such license)

Remark:

1. *Enterprise Corporation Business License* is the proof of incorporation, existence and qualification for operation.
2. *Enterprise Corporation Business License* is executed in original copy and duplicate copy, which are equal in effect.
3. The original copy of Business License shall be put in conspicuous place at the domicile of Enterprise Corporation.
4. Business License shall not be forged, tempered with, rent, lent, or transferred.
5. When the registered items changed, Corporation should refer to corporation registration authority for applying for alteration registration and draw a new *Enterprise Corporation Business License* instead.
6. The registration authority is to carry out annual inspection of Enterprise Corporation from March 1 to June 30 per year.
7. The corporation must not get involved in business actives not related with liquidation, provided that *Enterprise Corporation Business License* is revoked.
8. The corporation should turn in both the original and the duplicate the *Enterprise Corporation Business License* when dealing with logout of registration.
9. When the *Enterprise Corporation Business License* is lost or dilapidated, the corporation should announce to cancel and apply to renew in the press appointed by the registration authority.

Annual inspection of the enterprise corporation

Registration Authority: Putuo Branch, Shanghai Administration for Industry and Commerce (seal)

Date of Incorporation: August 21, 2007 **Term of Business**: from August 21, 2007 to August 20, 2027 **Valid Term of License**: from August 21, 2007 to August 20, 2017	**Dated: August 21, 2007**